EXHIBIT 4.4






                          TAYLOR INVESTMENT CORPORATION



                    SENIOR SUBORDINATED ADJUSTABLE RATE NOTES



                              --------------------



                                    INDENTURE



                          DATED AS OF __________, 2002



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                         U.S. BANK NATIONAL ASSOCIATION,

                                   AS TRUSTEE

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                                TABLE OF CONTENTS


INDENTURE......................................................................1

RECITALS.......................................................................1

   ARTICLE ONE.  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.......2
     SECTION 101.  DEFINITIONS.................................................2
     SECTION 102.  TRUST INDENTURE ACT PROVISIONS.............................12
     SECTION 103.  COMPLIANCE CERTIFICATES AND OPINIONS.......................12
     SECTION 104.  TRUST INDENTURE ACT CONTROLS...............................13
     SECTION 105.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.....................13
     SECTION 106.  ACTS OF SECURITYHOLDERS....................................13
     SECTION 107.  NOTICES, ETC., TO TRUSTEE AND COMPANY......................14
     SECTION 108.  NOTICE TO SECURITYHOLDERS; WAIVER..........................14
     SECTION 109.  EFFECT OF HEADINGS AND TABLE OF CONTENTS...................15
     SECTION 110.  SUCCESSORS AND ASSIGNS.....................................15
     SECTION 111.  SEPARABILITY CLAUSE........................................15
     SECTION 112.  BENEFITS OF INDENTURE......................................15
     SECTION 113.  GOVERNING LAW..............................................15
     SECTION 114.  LEGAL HOLIDAYS.............................................15
   ARTICLE TWO.  THE SECURITIES...............................................16
     SECTION 201.  FORM GENERALLY.............................................16
     SECTION 202.  TITLE AND TERMS GENERALLY..................................16
     SECTION 203.  GLOBAL SECURITY............................................17
     SECTION 204.  EXECUTION AND AUTHENTICATION...............................18
     SECTION 205.  SECURITIES REGISTRAR.......................................18
     SECTION 206.  TRANSFER AND EXCHANGE......................................18
     SECTION 207.  REPLACEMENT SECURITIES.....................................22
     SECTION 208.  OUTSTANDING SECURITIES.....................................22
     SECTION 209.  TREASURY SECURITIES........................................22
     SECTION 210.  TEMPORARY SECURITIES.......................................23
     SECTION 211.  CANCELLATION...............................................23
     SECTION 212.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.............23
     SECTION 213.  PERSONS DEEMED OWNERS......................................24
     SECTION 214.  COMPUTATION OF INTEREST....................................24
     SECTION 215.  CUSIP NUMBERS..............................................25
   ARTICLE THREE.  SATISFACTION AND DISCHARGE.................................25
     SECTION 301.  SATISFACTION AND DISCHARGE OF INDENTURE....................25
     SECTION 302.  APPLICATION OF TRUST MONEY.................................26
   ARTICLE FOUR.  REMEDIES....................................................26
     SECTION 401.  EVENTS OF DEFAULT..........................................26
     SECTION 402.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.........28
     SECTION 403.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                     TRUSTEE..................................................28
     SECTION 404.  TRUSTEE SHALL FILE PROOFS OF CLAIM.........................29
     SECTION 405.  TRUSTEE MAY ENFORCE CLAIMS.................................30
     SECTION 406.  APPLICATION OF MONEY COLLECTED.............................30
     SECTION 407.  LIMITATION ON SUITS........................................31
     SECTION 408.  UNCONDITIONAL RIGHT OF SECURITYHOLDERS TO RECEIVE
                     PRINCIPAL, PREMIUM AND INTEREST..........................31
     SECTION 409.  RESTORATION OF RIGHTS AND REMEDIES.........................32
     SECTION 410.  RIGHTS AND REMEDIES CUMULATIVE.............................32
     SECTION 411.  DELAY OR OMISSION NOT WAIVER...............................32
     SECTION 412.  CONTROL BY SECURITYHOLDERS.................................32
     SECTION 413.  WAIVER OF PAST DEFAULTS....................................32
     SECTION 414.  UNDERTAKING FOR COSTS......................................33


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     SECTION 415.  WAIVER OF STAY OR EXTENSION LAWS...........................33
   ARTICLE FIVE.  THE TRUSTEE.................................................33
     SECTION 501.  CERTAIN DUTIES AND RESPONSIBILITIES........................33
     SECTION 502.  NOTICE OF DEFAULTS.........................................34
     SECTION 503.  CERTAIN RIGHTS OF TRUSTEE..................................35
     SECTION 504.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.....36
     SECTION 505.  TRUSTEE MAY HOLD SECURITIES................................36
     SECTION 506.  MONEY HELD IN TRUST........................................36
     SECTION 507.  COMPENSATION AND REIMBURSEMENT.............................36
     SECTION 508.  DISQUALIFICATION; CONFLICTING INTERESTS....................36
     SECTION 509.  TRUSTEE REQUIRED; ELIGIBILITY..............................41
     SECTION 510.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR..........41
     SECTION 511.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.....................42
     SECTION 512.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                     BUSINESS.................................................43
     SECTION 513.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..........43
   ARTICLE SIX.  REPORTS BY TRUSTEE AND COMPANY...............................46
     SECTION 601.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO
                     SECURITYHOLDERS..........................................46
     SECTION 602.  REPORTS BY THE COMPANY.....................................47
     SECTION 603.  REPORTS BY TRUSTEE.........................................48
   ARTICLE SEVEN.  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.......50
     SECTION 701.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.......50
     SECTION 702.  SUCCESSOR SUBSTITUTED......................................51
     SECTION 703.  EFFECT OF CHANGE IN CONTROL................................51
   ARTICLE EIGHT.  SUPPLEMENTAL INDENTURES....................................51
     SECTION 801.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
                     SECURITYHOLDERS..........................................51
     SECTION 802.  SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS....52
     SECTION 803.  EXECUTION OF SUPPLEMENTAL INDENTURES.......................53
     SECTION 804.  EFFECT OF SUPPLEMENTAL INDENTURES..........................53
     SECTION 805.  EFFECT ON SENIOR DEBT......................................53
     SECTION 806.  COMPLIANCE WITH TRUST INDENTURE ACT........................53
   ARTICLE NINE.  COVENANTS...................................................53
     SECTION 901.  PAYMENT OF PRINCIPAL AND INTEREST..........................53
     SECTION 902.  MAINTENANCE OF OFFICE OR AGENCY............................53
     SECTION 903.  MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST..........54
     SECTION 904.  MAINTENANCE OF CORPORATE EXISTENCE, LICENSING AND RIGHTS...55
     SECTION 905.  PAYMENT OF TAXES AND ASSESSMENTS...........................55
     SECTION 906.  MAINTENANCE OF PROPERTIES, INSURANCE; BOOKS AND RECORDS;
                     COMPLIANCE WITH LAW......................................55
     SECTION 907.  LIMITATION ON ADDITIONAL INDEBTEDNESS......................56
     SECTION 908.  LIMITATIONS ON RESTRICTED PAYMENTS.........................57
     SECTION 909.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.................57
     SECTION 910.  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
                     AFFECTING A SUBSIDIARY/RESTRICTED SUBSIDIARY.............57
     SECTION 911.  NET WORTH..................................................58
     SECTION 912.  WAIVER OF CERTAIN COVENANTS................................58
   ARTICLE TEN.  REDEMPTION OF SECURITIES.....................................58
     SECTION 1001.  OPTIONAL REDEMPTION BY THE COMPANY........................58
     SECTION 1002.  REDEMPTION UPON THE OCCURRENCE OF A CHANGE OF CONTROL.....59
     SECTION 1003.  MANDATORY SINKING FUND REDEMPTION.........................61
     SECTION 1004.  MANDATORY REDEMPTION PURSUANT TO A PUT PROVISION..........62
     SECTION 1005.  APPLICABILITY OF ARTICLE..................................62
     SECTION 1006.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.....................62
     SECTION 1007.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.........62
     SECTION 1008.  NOTICE OF REDEMPTION......................................63
     SECTION 1009.  DEPOSIT OF REDEMPTION PRICE...............................63
     SECTION 1010.  SECURITIES PAYABLE ON REDEMPTION DATE.....................64
   ARTICLE ELEVEN.  SUBORDINATION OF SECURITIES...............................64


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     SECTION 1101.  AGREEMENT TO SUBORDINATE..................................64
     SECTION 1102.  DISTRIBUTION OF ASSETS, ETC...............................64
     SECTION 1103.  NO PAYMENT TO SECURITYHOLDERS IF SENIOR DEBT IS IN
                      DEFAULT.................................................65
     SECTION 1104.  SUBROGATION...............................................65
     SECTION 1105.  OBLIGATION OF COMPANY UNCONDITIONAL.......................65
     SECTION 1106.  PAYMENTS ON SECURITIES PERMITTED..........................66
     SECTION 1107.  EFFECTUATION OF SUBORDINATION BY TRUSTEE..................66
     SECTION 1108.  KNOWLEDGE OF TRUSTEE......................................66
     SECTION 1109.  RIGHTS OF HOLDERS OF SENIOR DEBT NOT IMPAIRED.............67
     SECTION 1110.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT..........67
     SECTION 1111.  RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT................67
     SECTION 1112.  ARTICLE APPLICABLE TO PAYING AGENTS.......................67
     SECTION 1113.  RIGHTS AND OBLIGATIONS SUBJECT TO POWER OF COURT..........68
   ARTICLE TWELVE.  REDEMPTION OPTION UPON DEATH OF HOLDER....................68
     SECTION 1201.  REDEMPTION OPTION UPON DEATH OF HOLDER....................68
     SECTION 1202.  REDEMPTION OF SECURITIES..................................69
   ARTICLE THIRTEEN.  KEY-MAN INSURANCE.......................................70
     SECTION 1301.  DELIVERY AND MAINTENANCE OF POLICY........................70
     SECTION 1302.  DISTRIBUTION OF INSURANCE PROCEEDS........................70


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                                    INDENTURE

         THIS INDENTURE, dated as of ____________, 2002, between Taylor Investment Corporation, a Minnesota corporation (the "Company"), having its principal office at 43 Main Street, S.E., Suite 506, Minneapolis, Minnesota 55414 and U.S. Bank National Association, having trust powers (the "Trustee"), having its principal office at 180 East Fifth Street, St. Paul, Minnesota 55101,
Attention: Corporate Trust Group.

                                    RECITALS

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized an issue of its Senior Subordinated Adjustable Rate Notes (the "Securities" or individually a "Security") in the aggregate principal amount of up to Six Million Dollars ($6,000,000), to be authenticated by the Trustee, to be payable and to be redeemable all as hereinafter provided; and

         WHEREAS, the Trustee has power to enter into this Indenture and to accept and execute the trusts herein created; and

         WHEREAS, the Company represents that all acts and things necessary to make the Securities, when executed by the Company, authenticated and delivered by the Trustee as in this Indenture provided and issued, the valid, binding and legal obligations of the Company, and to constitute this instrument a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized, and the Company, in the exercise of each and every right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Securities.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in order to provide for the payment of the principal of, premium, if any, and interest on the Securities issued under this Indenture according to their tenor and effect and the performance and observance of each and all of the covenants and conditions herein and therein contained, for and in consideration of the premises and of the purchase and acceptance of the Securities by the respective purchasers thereof and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Indenture in trust for the equal and proportionate benefit, security and protection of all of the Securityholders issued or to be issued under and secured by this Indenture, without preference, priority or distinction as to lien or otherwise of any of the Securities over any of the others;

THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted with the respective Securityholders from time to time as follows:


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                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.      Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended (the "TIA") either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

         (4) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Five, are defined in that Article.

         "Act," when used with respect to any Holder, has the meaning specified in Section 104.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Without limiting the generality of the foregoing, at the date of this Indenture, the "Affiliates" of the Company include any Subsidiary.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

         "Authenticating Agent" means Securities Registrar, Paying Agent or co-register of the Securities.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city in which the principal office of the Trustee is located are authorized or obligated by law or executive order to close.


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         "Capitalized Lease Obligation" means any lease or other agreement for the use of property which, in accordance with GAAP, should be capitalized on the lessee's or user's balance sheet.

         "Cash Equivalents" means, with respect to any person at any date of determination, any of the following held by such person on a consolidated basis (other than those held by Restricted Subsidiaries), (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of, or a savings account in, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $25,000,000;
(iii) commercial paper with a maturity of 180 days or less issued by a corporation (except any Affiliate of the Company) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; (v) instruments backed by letters of credit issued by financial institutions satisfying the conditions of (ii) above; and (vi) mutual funds or similar securities, not less than 80% of the assets of which are invested in securities of the type referred to in clauses (i) through (v).

         "Certificate of Independent Public Accountants" means a certificate signed by Deloitte & Touche LLP, Minneapolis, Minnesota, or any other independent public accountant or firm of independent public accountants (who may be the independent public accountants regularly retained by the Company). Such accountant or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to such certificate. The acceptance by the Trustee of, or its actions on, such a certificate shall be sufficient evidence that such accountant is reasonably acceptable to the Trustee. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is Independent.

         "Change of Control" means an event or series of events occurring after the date of this Indenture by which:

                  (i) the Company sells, conveys, transfers or leases, directly or indirectly, 35% or more of the Company's assets as reflected on the Company's most recent audited balance sheet other than Contracts and Mortgages Receivable (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d) and 14(d) of the Exchange Act);

                  (ii) Philip Taylor, his spouse and children shall cease to be the "beneficial owner" (as defined in Rules 1 3d-3 and 1 3d-5 under the Exchange Act), directly or


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                           indirectly, of securities representing at least 51%
                           of the combined voting power of the Company's voting stock (including in a merger or consolidation pursuant to which the Company's voting stock is exchanged for or changed into cash, securities or other property);

                  (iii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new or replacement directors whose election by the Company's Board of Directors, or whose nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                  (iv) any one of the Company's Four Seasons Realty of Minnesota, Inc.; Four Seasons Realty of Wisconsin, Inc.; Four Seasons Realty of Michigan, Inc.; Four Seasons Properties of Tennessee, LLC; Four Seasons Properties of Georgia, LLC; or Laurentian Development Corporation ceases to be a Consolidated Subsidiary of the Company in accordance with GAAP, provided, however, it shall not constitute a Change in Control if any subsidiary ceases to be a Consolidated Subsidiary of the Company because it is merged into the Company.

         "Closing Date" means the date of the initial closing of the offering of the Securities.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" means the Company's Common Stock, no par value, authorized at the date this Indenture is executed, whether voting or non-voting, and shares of any class or classes resulting from any reclassification or reclassifications thereof which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and also shall include stock of the Company of any other class, whether now or hereafter authorized, which ranks, or is entitled to a participation, as to assets or dividends, substantially on a parity with such Common Stock or other class of stock into which such Common Stock may have been changed; provided however, that warrants or other rights to purchase Common Stock will not be deemed to be Common Stock.


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         "Company" means Taylor Investment Corporation, a Minnesota corporation, until a successor Person shall have become such pursuant to the provisions of this Indenture and thereafter "Company" shall mean such successor Person.

         "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its President or any Vice President, and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

         "Company Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Consolidated" when used in conjunction with any other defined term means the aggregate amount of the items included within the defined term of the Company on a consolidated basis in accordance with GAAP, eliminating inter-company items.

         "Consolidated Earnings Before Interest and Taxes plus Depreciation and Amortization" or "Consolidated EBITDA" means with respect to any Person for any period, without duplication and without inclusion of items attributable to Restricted Subsidiaries, the sum of (i) income of such Person on a Consolidated basis, determined in accordance with GAAP before provision for United States Federal, state and foreign income taxes of such Person paid or accrued in accordance with GAAP and increased by depreciation and amortization and (ii) Consolidated Interest Expense.

         "Consolidated Interest Expense" means with respect to any Person for any period, without duplication and without inclusion of items attributable to Restricted Subsidiaries, all cash and non-cash interest expenses incurred for Indebtedness of such Person, including the interest portion of rental expense of such Person and its Subsidiaries, on a consolidated basis determined in accordance with GAAP, net of deferred financing fees of such Person and its Subsidiaries.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries, other than Restricted Subsidiaries, for such period, on a Consolidated basis, determined in accordance with GAAP, provided that extraordinary gains and losses (determined in accordance with GAAP) shall be excluded.

         "Consolidated Tangible Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock (other than Disqualified Stock) outstanding at such date, as determined on a Consolidated basis in accordance with GAAP less any portion of such stockholders' equity attributable to (i) intangible assets as determined in accordance with GAAP or (ii) assets of Restricted Subsidiaries.

         "Contracts and Mortgages Receivable" means those receivables which result from the sale of land or land and structures as reflected on the Company's balance sheet in accordance with GAAP excluding such receivables of Restricted Subsidiaries.


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         "Corporate Trust Office," when used with respect to the Trustee means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is on the date of this Indenture located at 180 East Fifth Street, St. Paul, Minnesota 55101,
Attention: Corporate Trust Group, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company, or at the office of any successor Trustee.

         "Defaulted Interest" has the meaning specified in Section 208.

         "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 206 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Securities" attached thereto.

         "Disqualified Stock" means, with respect to any Person, any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Securities.

         "Dividends" means payments in respect of the Company's Common Stock in either cash or property, but shall not include payments solely in Common Stock or distributions in the form of rights to acquire Common Stock.

         "Eligible Person" means an employee or agent of the Company.

         "Event of Default" has the meaning specified in Section 401.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" means the statement of operations, balance sheet, and/or statement of cash flows of any Person prepared in accordance with GAAP.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

         "Guaranty" by any Person means any obligations, including letters of credit, both standby and irrevocable in nature, other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection guaranteeing any Indebtedness, dividend, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds for the purchase or payment of such Indebtedness or obligation, or to maintain working capital or other balance sheet condition, or


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otherwise to advance or make available funds for the purchase or payment of such
Indebtedness or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this definition, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be equal to the principal amount of such Indebtedness which has been guaranteed, and a Guaranty in respect of any other obligation, liability, or dividend shall be deemed to be equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Holder" when used with respect to any Security means a Securityholder.

         "Indebtedness" means, with respect to any Person at any date, without duplication, all items of indebtedness which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date, and in addition shall include (i) Guaranties by such Person, (ii) all Capitalized Lease Obligations of such Person, and (iii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by such Person, whether or not the indebtedness so secured has been assumed by such Person. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded (i) any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds, securities, or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness, for the payment, redemption, or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person, and (ii) Indebtedness of a Restricted Subsidiary of such Person, which is not guaranteed by such Person.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, and (iii) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, organizer, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.


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


         "Inventory" means, with respect to any Person, all assets of such Person classified as inventory on a Consolidated basis in accordance with GAAP excluding all such assets of Restricted Subsidiaries of such Person.

         "Issue Date" means the date on which the Securities are originally issued in accordance with the terms of this Indenture.

         "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to Indebtedness of such Person.

         "Long-Term Debt" means, with respect to any Person and any date, all Indebtedness classified as "long-term debt" in accordance with GAAP.

         "Maturity" when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

         "Net Income" means, with respect to any Person for any period, the net income or loss of such Person determined in accordance with GAAP.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, Chief Executive Officer, President, Executive Vice President or any Vice President, and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Original Interest Accrual Date" means the Closing Date or the most recent Interest Payment Date, whichever is later.

         "Opinion of Counsel" means a written opinion of counsel, who may be (except as otherwise expressly provided in this Indenture) counsel for the Company, and shall be acceptable to the Trustee.

         "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (iii) provided, however, that in determining whether the Securityholders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Parity Debt" means any and all Indebtedness of the Company created, incurred, assumed, or guaranteed by the Company before, at, or after the date of execution of the Indenture which (a) matures by its terms, or is renewable at the option of the Company to a date, more than one year after the date of the original creation, incurrence, assumption, or guaranty of such Indebtedness by the Company, (b) constitutes an account or trade payable, (c) contains covenants, conditions and restrictions on the Company which are not inconsistent with nor violate any of the covenants, conditions and restrictions in this Indenture, or (d) is neither Senior Debt nor Subordinated Debt but in no event shall Parity Debt include deferred taxes. Parity Debt shall include the outstanding Senior Subordinated Notes, Series 1994, of the Company and the outstanding Senior Subordinated Debentures of the Company issued under the indenture by and between the Company and American Bank National Association dated January 12, 1995 (the "1995 Debentures").

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. Unless otherwise specified in a Company Order, the Paying Agent shall initially be the Trustee.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Trustee as its prime rate in effect at its principal office in Minneapolis or St. Paul, Minnesota.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth day (whether or not a Business Day) of the calendar month of such Interest Payment Date.

         "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any executive vice president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, or any other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "Restricted Payment" means: (a) the declaration or payment of any dividend or any other distribution on the capital stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of the capital stock of the Company or any Subsidiary of the Company (other than (i) the distribution of up to 25% of the gross proceeds of the offering of the Securities, (ii) reasonable distributions payable to cover the anticipated tax liability to be incurred by Shareholders of the Company as a result of the pass-through of the Company's income to its Shareholders due to its S Corp tax election under the Code; (iii) dividends or distributions payable solely in capital stock or in options, warrants or other rights to purchase capital stock, and (iv) in the case of any Subsidiary of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (b) the purchase, redemption or other acquisition or retirement for value of any capital stock of the Company or any Subsidiary or (c) payments to, investments in, or transfers of any value to any Restricted Subsidiary. If a Restricted Payment is made in other than cash, the value of any such payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Company Resolution to be filed with the Trustee. For purposes of this definition, "Restricted Payment" shall not include
(a) payments made in the form of the Company's common stock, (b) mandatory repurchase obligations by the Company with respect to shares issued by any employee stock ownership plan of the Company or redeemed from Joel Kaul pursuant to the buy/sell agreement entered into between the Company and Mr. Kaul, or (c) purchases of common stock of a Wholly-Owned Subsidiary of the Company that is not a Restricted Subsidiary.

         "Restricted Subsidiary" and "Restricted Subsidiaries" have the meaning specified in Section 910.

         "Securities" means the Senior Subordinated Adjustable Rate Notes issued pursuant to this Indenture.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 205.

         "Securityholder" means a Person in whose name a Security is registered on the Securities Register, or the beneficial owner of such Securities if record ownership is held by a nominee.

         "Senior Debt" means the principal of, premium (if any) and interest on
(i) the Indebtedness of the Company evidenced by the Credit Agreement, dated November 18, 1986, by and between the Company and Diversified Business Credit,

Inc., as amended by various Amendments to such Credit Agreement, dated June 2, 1993; June 12, 1995; September 30, 1996; July 1, 1997; February 27, 1998; April
8, 1999; April 4, 2000; December 21, 2000; November 12, 2001; and May 3, 2002,
by and between the Company and Diversified Business Credit, Inc.; and (ii) any and all Indebtedness of the Company (other than the Securities, Parity Debt and Subordinated Debt) incurred in connection with the borrowing of money from or guaranteed to banks, trust companies, insurance companies and other financial institutions, including all Indebtedness to such institutions and seller-financed land acquisitions to the extent it is secured by real estate and/or assets of the Company, evidenced by bonds, debentures, mortgages, notes or other securities or other instruments, incurred, assumed or guaranteed by the Company before, at or after the date of execution of this Indenture, and (iii) all renewals, extensions and refundings thereof, provided that any Indebtedness shall not be Senior Debt if the instrument creating or evidencing any such Indebtedness or pursuant to which such Indebtedness is outstanding, provides that such Indebtedness, or such renewal, extension or refunding thereof, is junior or is not superior in right of payment to the Securities.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 208.

         "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Subordinated Debt" means any and all Indebtedness of the Company (but not of any Subsidiary) created, incurred, assumed or guaranteed by the Company before, at or after the date of execution of this Indenture which, by the terms of the instrument (or any supplemental instrument) creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, (a) it is provided that such Indebtedness, or any renewal, extension, or refunding thereof, is expressly subordinate and junior in right of payment to the Securities (whether or not subordinated to any other Indebtedness or the Company) or (b) it is not, by its terms, Senior Debt or Parity Debt. "Subordinated Debt" shall include any Indebtedness of the Company to Affiliates of the Company and any Indebtedness incurred by the Company under any agreement to redeem or repurchase any securities of the Company.

         "Subsidiary" means any corporation, more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "TIA" means the Trust Indenture Act of 1939, a amended, as in effect on the date of this Indenture, except as provided in Section 806, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trust Estate" means all rights, interest and property which has been collaterally assigned to the Trustee.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Wholly-Owned" when used in connection with any Subsidiary, means a Subsidiary of which all of the issued and outstanding shares of stock, except shares required as directors' qualifying shares, are owned by the Company and/or one or more of its Wholly-Owned Subsidiaries. For purposes of this definition, "voting stock" shall have the same meaning as in the definition of Subsidiary.

SECTION 102.      Trust Indenture Act Provisions.

         Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company or any other obligor of the Securities.

SECTION 103.      Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee upon request an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 104.      Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 105.      Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or in the exercise of reasonable prudence should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may be consolidated and form one instrument.

SECTION 106.      Acts of Securityholders.

         (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the

Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 501) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such person's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (3) The ownership of Securities shall be proved by the Securities Register.

         (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 107.      Notices, etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with,

         (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, specified in the first paragraph of this instrument, or

         (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 108.      Notice to Securityholders; Waiver.

         Where this Indenture or any Security provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, or if the terms herein provide for notice to less than all Securityholders, then to such Securityholders as to whom notice maybe required to be sent, at each such Holder's address as it appears on the Security Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute notification for every purpose hereunder.

SECTION 109.      Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 110.      Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 111.      Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 112.      Benefits of Indenture.

         Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Securityholders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113.      Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflict of laws principles thereof.

SECTION 114.      Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after any such Redemption Date or Stated Maturity and, provided further, that no interest shall be paid for the period from and after any such Interest Payment Date to the actual payment date until the next succeeding Interest Payment Date.

                                  ARTICLE TWO.

                                 THE SECURITIES

SECTION 201.      Form Generally.

         The Securities and the Trustee's certificate of authentication thereon shall be substantially in the respective forms set forth in Exhibit A, which
Exhibit is incorporated and made part of this Indenture. The Securities may have insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements placed thereon as may be required by law or to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

SECTION 202.      Title and Terms Generally.

         The Securities shall be known and designated as the Senior Subordinated Adjustable Rate Notes of the Company. The maximum aggregate principal amount of Securities to be authenticated and delivered under this Indenture is $6,000,000 respectively, excluding accrued interest, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 306 and 1109 hereof.

         The Securities shall be dated as provided in Section 205 hereof, shall bear interest from the Original Interest Accrual Date of such Security, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable on each March 31, June 30, September 30, and December 31, commencing on September 30, 2002, the principal thereof is paid or made available for payment. The Securities will mature on September 30, 2010.

         The Securities shall bear interest at an initial rate equal to the greater of 8.00% per annum or Prime Rate plus 3.00% determined on the Initial Closing Date. Thereafter, the initial interest rate will be re-set quarterly (starting on September 30, 2002) to equal the greater of 8.00% per annum or Prime Rate plus 3.00%. Notwithstanding anything to the contrary in this Section, interest rates payable on the Securities shall not exceed 14.00% per annum.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency maintained by the Company in St. Paul or Minneapolis, Minnesota, (initially the principal corporate trust office of the Trustee) pursuant to Section 902, maintained for such purpose.

         The Securities shall be redeemable as provided in Article Ten.

         The Securities are unsecured obligations of the Company and shall be subordinated in right of payment to Senior Debt of the Company as provided in Article Eleven.

         The Securities shall be equal in right of payment to certain Indebtedness of the Company defined as Parity Debt.

         The Securities shall be senior in right of payment to all Subordinated Debt. The Securities are an obligation of the Company but not of any Affiliate.

SECTION 203.      Global Security.

         (1) Securities issued in global form shall be substantially in the form of Exhibit A attached hereto and incorporated herein (including the Global Security Legend thereon and the "Schedule of Exchanges and Securities" attached thereto. The Global Security or Securities shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

         (2) Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or purchases of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

         (3) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (4) Securities shall be issued in definitive form only under the limited circumstances provided in Section 206 hereof. Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Securities" attached thereto.

SECTION 204.      Execution and Authentication.

         An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $6,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $6,000,000.

         The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $5,000 each or $1,000 increments thereof.

SECTION 205.      Securities Registrar.

         (1) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or any other office or agency pursuant to Section 902 being herein sometimes referred to as the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Securities Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

SECTION 206.      Transfer and Exchange.

         (1) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and Delivers a written notice to such effect to the Trustee. Any holder of a beneficial interest in a Global Security may exchange such beneficial interest for a Definitive Security in the event that there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an event of default with respect to the Securities. Upon the occurrence of any of the preceding events referred to above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 207 and 210 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 206 or Section 207 or 210 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 206, however, beneficial interests in a Global Security may be transferred and exchanged as provided in
Section 206(2), (3) or (4) hereof.

         (2) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL SECURITIES. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in The Global Securities shall require compliance with either subparagraph (a) or (b) below, as applicable:

                  (a) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in Global Security. No written orders or instructions shall be required to be delivered to the Securities Registrar to effect the transfers described in this Section 206(2)(a).

                  (b) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 206(2)(a) above, the transferor of such beneficial interest must deliver to the Securities Registrar either (i) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest to be transferred or exchanged and
         (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (ii)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Securities Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 206(6) hereof.

         (3) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE SECURITIES. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in
Section 206(2)(b) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 206 hereof, and the Company shall execute the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 206(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Securities Registrar through instructions from the Depositary and the Participant or Indirect Participant.

         (4) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Global Securities.

         (5) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES FOR DEFINITIVE SECURITIES. Upon request by a Holder of Definitive Securities and such requesting Holder's presenting or surrendering to the Securities Registrar of the Definitive Securities duly endorsed and accompanied by written instruction of transfer in form satisfactory to the Securities Registrar duly executed by such Holder or by its attorney, duly authorized in writing, the Securities Registrar shall register the transfer and exchange of Definitive Securities.

         (6) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITIES. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with
Section 211 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global

Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (7) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Securities Registrar's request.

                  (b) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 210, 805 and 1009 hereof).

                  (c) The Securities Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  (d) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                  (e) The Company shall not be required (i) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 1006 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

                  (f) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (g) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 204 hereof.

                  (h) All certifications, certificates and Opinions of Counsel required to be submitted to the Securities Registrar pursuant to this
         Section 206 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 207.      Replacement Securities.

         If any mutilated Security is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 208.      Outstanding Securities.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 209 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 207 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the principal amount of any Security is considered paid under
Section 301 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be longer outstanding and shall cease to accrue interest.

SECTION 209.      Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the trustee knows are so owned shall be so disregarded.

SECTION 210.      Temporary Securities.

         Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities.

SECTION 211.      Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Securities Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment, The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 212.      Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment and, at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the

Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Paragraph (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Securities may be listed or included and, upon such notice as may be required by such exchange or market if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         If any installment of interest whose Stated Maturity is on or prior to the Redemption Date for any Securities called for redemption pursuant to Article Ten is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Securities.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid and to accrue which were carried by such other Security.

         All payments of interest on the Securities to the person entitled thereto, whether made by the Company, the Trustee or any Paying Agent, as authorized pursuant to this Indenture, shall be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register, unless the Trustee determines such methods to be inappropriate in the circumstances.

SECTION 213.      Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Securities Registrar and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 214) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 214.      Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 215.      CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                 ARTICLE THREE

                           SATISFACTION AND DISCHARGE

SECTION 301.      Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1) either

                  (a) all outstanding Securities have been paid in full; or

                  (b) all such Securities that have not been paid in full will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company, in the case of this subsection
(b)(i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

         (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel to the effect that such deposit does not violate (a) the provisions of Article Eleven hereof or (b) any provisions of any Senior Debt; and

         (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 507 shall survive, and, if the money shall have been deposited with the Trustee pursuant to subclause
(b) of clause (1) of this Section, the obligations of the Trustee under Section 302 and the last paragraph of Section 903 shall survive.

SECTION 302.      Application of Trust Money.

         All money deposited with the Trustee pursuant to Section 301 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FOUR

                                    REMEDIES

SECTION 401.      Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any installment interest upon any Security when it becomes due and payable and continuance of such default for a period of ten (10) days (whether or not such payment is prohibited under the provisions of Article Eleven); or

         (2) default in the payment of the principal of or premium, if any, on any Security when it becomes due, including payments pursuant to Article 10 (whether or not such payment is prohibited under the provisions of Article Eleven); or

         (3) breach of a covenant of the Company contained in Sections 907, 908 or 912 hereof and the continuance of such breach for a period of fifteen (15) days after the due date for filing of the report pursuant to Section 603(5) which reports such breach, provided, however, that prior to the expiration of the fifteen (15) day period referred to above, the Company shall have filed with the Trustee a certification of Deloitte and Touche LLP, or such other certified independent public auditor, certifying that such breach has been cured; or

         (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Securityholders of at least

25% in principal amount of the Outstanding Securities, a written notice (and the Trustee shall give such written notice to the Company upon the request of the Securityholders of at least 25% in principal amount of the Outstanding Securities) specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (5) a default under any bond, security, note or other evidence of Indebtedness of the Company or any Subsidiary (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles), or a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or Subsidiary, (including such leases), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness in excess of $250,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations in excess of $250,000 being accelerated, without such acceleration having been rescinded or annulled or such Indebtedness shall not have been discharged within a period of 30 days after such default or acceleration; provided, however, that this Section 401(5) shall not apply to (a) a default under any purchase money obligation of the Company if, and so long as, the Company is in good faith and in the exercise of its reasonably prudent business judgment, contesting its obligations thereunder in accordance with a reasonable interpretation of the documentation of such obligation; or (b) a default in a contractual obligation not otherwise constituting Indebtedness if and so long as, the Company is in good faith contesting such obligation and has posted a bond sufficient to pay such obligation in the event it is determined to be due and payable; or

         (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary, under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

         (7) the commencement by the Company or any Subsidiary of a voluntary case under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; or

         (8) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company or any Subsidiary not fully insured against in an aggregate amount in excess of $100,000 by a court or courts of competent jurisdiction, which judgment or judgments remain unsatisfied for a period of 30 days after the right to appeal all such judgments has expired or otherwise terminated.

SECTION 402.      Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Securityholders of not less than 25% in principal amount of the Outstanding Securities may, and the Trustee upon request of the Securityholders of not less than 25% in principal amount of the Outstanding Securities shall, declare the principal of all the Securities to be due and payable immediately, by notice in writing to the Company (and to the Trustee if given by Securityholders), and upon any such declaration such entire principal amount and all interest shall become immediately due and payable. Collection actions or judicial proceedings may be commenced as set forth in Section 403.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Securityholders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (a) all overdue installments of interest on all Securities,

                  (b) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                  (c) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Securities, and

                  (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and the Holders and their agents and counsel if such Holders have initiated action in accordance with this Section 402; and

         (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 413.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 403.      Collection of Indebtedness and Suits for Enforcement by
                  Trustee.

         The Company covenants that if

         (1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 5 days, or

         (2) default is made in the payment of the principal (or premium, if any) of any Security when it becomes due, including payments pursuant to Article Ten,

the Company will, subject to the provisions of Article Eleven, upon demand of the Trustee or Securityholders of not less than 25% in aggregate principal amount of the Outstanding Securities, pay to the Trustee, for the benefit of all the Securityholders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or the Holders as set forth herein, their agents and counsel, as the case may be, whether or not judicial proceedings are commenced.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, or the Holders of not less than 25% in principal amount of the Securities Outstanding, on behalf of all Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Securityholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in and of the exercise of any power granted herein, or to enforce any other proper remedy. Holders of not less than 25% in principal amount of Securities Outstanding, on behalf of all Holders, may initiate such appropriate judicial proceedings in the same manner as the Trustee. The Trustee or the Holders initiating action hereunder, as the case may be, shall be reimbursed for the costs of collection incurred as provided for above in this Section 403.

SECTION 404.      Trustee Shall File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (1) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Securityholders allowed in such judicial proceeding, and

         (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 405.      Trustee May Enforce Claims.

         Any proceeding to prosecute and enforce instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Securityholders of the Securities in respect of which such judgment has been recovered.

SECTION 406.      Application of Money Collected.

         Any money collected by the Trustee or the Holders directly or the Holders directly pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

         FIRST: to the payment of all amounts due the Trustee under Section 507 hereof,

         SECOND: to the payment of the amounts then due and unpaid for costs of collection, principal, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

         THIRD: to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

SECTION 407.      Limitation on Suits.

         (1) Prior to the declaration of acceleration provided for in Section 402 hereof, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Securityholders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such

                  (c) such Holder or Securityholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Securityholders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Securityholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Securityholders, or to obtain or to seek to obtain priority or preference over any other Securityholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Securityholders.

         (2) After the declaration of acceleration provided for in Section 402 hereof, Holders of 5% or more in principal amount of Outstanding Securities may institute judicial proceedings in respect to such Event of Default which triggers the declaration of acceleration in their own name in the manner provided in Section 403 if the Trustee has not instituted such proceedings which 60 days after such declaration, it being understood that such Holders shall not have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any rights under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities.

SECTION 408. Unconditional Right of Securityholders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right to receive payment of the principal of (and premium, if any) and (subject to Section 207) interest on such Security when it becomes due; including payments pursuant to Article Ten and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 409.      Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason or shall have determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Securityholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

SECTION 410.      Rights and Remedies Cumulative.

         No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 411.      Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

SECTION 412.      Control by Securityholders.

         The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 413.      Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, provided that a default in the payment of the principal of, premium, if any, or interest on any

Security, or in respect of certain other covenants or provisions hereof cannot be modified or amended except as set forth in Section 802 hereof.

         Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 414.      Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security when it becomes due, including payment pursuant to Article Ten.

SECTION 415.      Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE

                                   THE TRUSTEE

SECTION 501.      Certain Duties and Responsibilities.

         (1) Except during the continuance of an Event of Default,

                  (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a) this Subsection shall not be construed to limit the effect of Subsection (1)(a) of this Section;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 502.      Notice of Defaults.

         Within 60 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, notice of such default hereunder known to a Responsible Officer of Trustee, unless such default shall have been cured or waived, provided that (i) except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Securityholders, and (ii) in the case of any default of the character specified in Section 401(4), no such notice to Securityholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 503.      Certain Rights of Trustee.

         Except as otherwise provided in Section 501:

         (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Security, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the board of directors of the Company may be sufficiently evidenced by a Company Resolution;

         (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (4) the Trustee may consult with counsel (who may be counsel to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this indenture, unless such Securityholders shall have offered to the Trustee reasonable indemnity against the costs,

         (6) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Security, note or other paper or document unless requested to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, provided that if the payment within a reasonable time to the Trustee of the costs, expenses and liabilities likely to be incurred in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

         (7) the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Nine or Section 1002 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Default or Event of Default occurring pursuant to
Section 401(1), 401(2) or 901, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 504.      Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 505.      Trustee May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 512, may otherwise deal with the Company with the same rights it would have it if were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

SECTION 506.      Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 507.      Compensation and Reimbursement.

         The Company agrees

         (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided for herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any or interest on Securities.

SECTION 508.      Disqualification; Conflicting Interests.

         (1) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 508, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in Section 508(3)) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

         (2) In the event that the Trustee shall fail to comply with the provisions of Subsection (1) of this Section, within ten (10) days after the expiration of such 90-day period, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Securities Register, notice of such failure.

         (3) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if:

                  (a) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                           (i) this Indenture and such other indenture or
indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 306(b) or Section 307(1) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

                           (ii) the Company shall have sustained the burden of
proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

                  (b) the Trustee or any of its directors or executive officers is an underwriter for the Company;

                  (c) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

                  (d) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity or, subject to the provisions of paragraph (a) of this Subsection, to act as trustee, whether under an indenture or otherwise;

                  (e) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer of any such underwriter, or is beneficially owned, collectively, by any two or more such persons;

                  (f) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

                  (g) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with the Company;

                  (h) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of a class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

                  (i) the Trustee owns, on the date of default upon the Securities or on any anniversary of such default while the default upon the Securities remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (f), (g) or (h) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the date of any such default and annually each succeeding year that the Securities remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (f), (g) and (h) of this Subsection; or

                  (j) except under the circumstances described in paragraphs
(1), (3), (4), (5) or (6) of Section 311(b) of the Trust Indenture Act, the Trustee shall be or become a creditor of the Company.

         The specification of percentages in paragraphs (e) to (i), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentage of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (c) or (g) of this Subsection.

         For the purposes of paragraphs (f), (g), (h) and (i) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

         (4) For the purposes of this Section:

                  (a) The term "underwriter," when used with reference to the Company means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                  (b) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

                  (c) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                  (d) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                  (e) The term "Company" means any obligor upon the Securities.

                  (f) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

                  (g) The term "default" shall mean an Event of Default or an event which with notice or passage of time, or both, would constitute an Event of Default.

         (5) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                  (a) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                  (b) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                  (c) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

                  (d) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                           (i) securities of an issuer held in a sinking fund
relating to securities of the issuer of the same class;

                           (ii) securities of an issuer held in a sinking fund
relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                           (iii) securities pledged by the issuer thereof as
security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                           (iv) securities held in escrow if placed in escrow by
the issuer thereof, provided, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                  (e) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 509.      Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall (a) be a corporation or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, (b) have a combined capital and surplus of at least $25,000,000, and (c) either have an office in Minneapolis or Saint Paul, Minnesota or appoint an agent in Minneapolis or Saint Paul, Minnesota to conduct any activities which the Trustee is required under the Indenture to conduct in Saint Paul or Minneapolis. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 510.      Resignation and Removal; Appointment of Successor.

         (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 511.

         (2) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

         (3) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (4) If at any time:

                  (a) the Trustee shall fail to comply with Section 508(1) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (b) the Trustee shall cease to be eligible under Section 509 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (c) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company by a Company Resolution may remove the Trustee, or (ii) subject to Section 414, any Holder who has been a bona fide Holder of a Security for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Securityholders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed, forthwith upon its acceptance of such appointment, shall become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Securityholders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide holder of a Security for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Securityholders as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 511.      Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 507. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such Successor Trustee shall be qualified and eligible under this Article.

SECTION 512.      Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 513.      Preferential Collection of Claims Against Company.

         (1) Subject to Subsection (2) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (3) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (3) of this Section:

                  (a) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                  (b) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

                           (i) to retain for its own account (A) payments made
on account of any such claim by any Person (other than the Company) who is liable thereon, (B) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (C) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

                           (ii) to realize for its own account upon any property
held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

                           (iii) to realize for its own account, but only to the
extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (3) of this Section, would occur within three months; or

                           (iv) to receive payment on any claim referred to in
paragraph (ii) or (iii), against the release of any property held as security for such claim as provided in paragraph (ii) or (iii), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (ii), (iii) and (iv), property substituted after the beginning of such three-month period for property held as security at the time of such substitution, to the extent of the fair value of the property released, shall have the same status as the property released and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, the Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Securityholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist: (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

         (2) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:

                  (a) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                  (b) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

                  (c) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                  (d) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (3) of this Section;

                  (e) the ownership of stock or other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

                  (f) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (3) of this Section.

         (3) For the purposes of this Section only:

                  (a) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest become due and payable;

                  (b) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

                  (c) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                  (d) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

                  (e) the term "Company" means any obligor upon the Securities; and

                  (f) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

                                  ARTICLE SIX

                         REPORTS BY TRUSTEE AND COMPANY

SECTION 601.      Preservation of Information; Communications to
                  Securityholders.

         (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Securityholders received by the Trustee in its capacity as Securities Registrar.

         (2) If three or more Securityholders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                  (a) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 601(1), or

                  (b) inform such applicants as to the approximate number of Securityholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 601(1) and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 601(1) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Securityholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed and, on notice to the Trustee, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such applicants respecting their applications.

         (3) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Securityholders in accordance with Section 601(2), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 601(2).

SECTION 602.      Reports by the Company.

         The Company shall:

         (1) File with the Trustee, within 15 days after the Company is required to file the same with the Commission or to mail the same to its shareholders, copies of the quarterly reports, annual reports and the information, documents and other reports (or copies of such portions of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 12 or 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or to mail to its shareholders pursuant to Section 14(a) thereof. The Company agrees to make all filings with the Commission required by Section 15(d) of the 1934 Act without regard to the number of holders of record of the Securities.

         (2) File with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

         (3) Within 15 days after the date on which the Company is required to file reports with the Commission under the 1934 Act, or within 15 days after such date would have occurred had the Company been required to file reports under the 1934 Act, the Company shall transmit copies of such reports by mail to all Securityholders, as their names and addresses appear on the Securities Register, without cost to such Securityholders.

         (4) Transmit by mail to all Securityholders, as their names and addresses appear in the Securities Register, within 30 days after the filing thereof with the Trustee (unless some other time shall be fixed by the Commission) (a) any annual report filed with the Trustee pursuant to paragraph
(1) of this Section; (b) summaries, including a balance sheet and income statement, of the quarterly reports filed with the Trustee pursuant to paragraph
(1) of this Section, provided, however, that, if requested by a Securityholder, the Company shall transmit to such Securityholder, within 15 days after such request, a copy of the Company's quarterly report as filed with the Commission; and (c) any other information, documents or reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

         (5) File with the Trustee within 45 days after the end of each of the Company's fiscal quarters a certificate of the Chief Executive Officer and the principal accounting officer of the Company stating that the Company is in compliance with Article Nine, setting forth the calculations supporting such certification, where applicable, and attaching the unaudited financial statements of the Company, and file a supplemental certificate to the same effect attaching the audited financial statements of the Company promptly after such statements become available.

         (6) File with the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the Chief Executive Officer and the principal accounting officer of the Company as to such person's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace requirement of notice provided under this Indenture.

SECTION 603.      Reports by Trustee.

         (1) Within sixty (60) days of May 15 of each year commencing with the year 2003, the Trustee shall transmit by mail to all Securityholders, as hereafter provided for, a brief report with respect to the following, provided that no report need be transmitted if no event requiring to be disclosed in the report has occurred:

                  (a) any change to its eligibility under Section 509 and its qualifications under Section 508, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Section, a written statement to such effect;

                  (b) the creation of or any material change to a relationship specified in paragraphs (e) through (1) of subsection (3) of Section 508;

                  (c) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on the trust estate or any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if the unpaid aggregate of such advances does not exceed 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

                  (d) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its corporate capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 512(b), (c), (d) or (f);

                  (e) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                  (f) any additional issue of Securities which the Trustee has not previously reported; and

                  (g) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 502.

         (2) The Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Securities Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (1) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

         (3) Reports pursuant to this Section 603 shall be transmitted by mail to all Securityholders, as the names and addresses of such Securityholders appear upon the Securities Register.

         (4) A copy of each such report, at the time of such transmission to Securityholders, shall be filed by the Trustee with each stock exchange or market upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

                                 ARTICLE SEVEN

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 701.      Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or any Subsidiary or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any Subsidiary, unless:

         (1) in case the Company shall consolidate with or merge into another corporation, trust or entity, the Person formed by such consolidation or into which the Company is merged shall be a trust, corporation or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and counsel to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

         (2) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, with the passage of time or the giving of notice, would become an Event of Default, shall have occurred and be continuing;

         (3) the Company, or the surviving entity, as the case may be, immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) shall have a Consolidated Tangible Net Worth equal to or greater than the amount required by Section 911 hereof,

         (4) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity, as the case may be, could incur $1.00 of Indebtedness pursuant to paragraph (3) of Section 907 hereof; and

         (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 702.      Successor Substituted.

         Upon any consolidation or merger of the Company with or into any other corporation, trust or other entity in accordance with Section 701, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 703.      Effect of Change in Control.

         The provisions of this Article Seven shall not affect the operation of
Section 1002 regarding redemption of the Securities upon a Change of Control. In the event any transaction entered into pursuant to this Article Seven shall constitute a Change of Control, Section 1002 shall control.

                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

SECTION 801.      Supplemental Indentures Without Consent of Securityholders.

         Without the consent of any Securityholders, the Company, when authorized by a Company Resolution, and the Trustee, at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee for any of the following purposes:

         (1) to evidence the succession of another trust, corporation or other entity to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

         (2) to add to the covenants of the Company for the benefit of the Securityholders, or to surrender any right or power herein conferred upon the Company; or

         (3) to evidence and provide for acceptance of appointment of a successor trustee; or

         (4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

         (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this paragraph (5) shall not adversely affect the interests of the Securityholders.

SECTION 802.      Supplemental Indentures with Consent of Securityholders.

         With the consent of the Holders of not less than 66-2/3% aggregate principal amount of the Outstanding Securities, by Act of such Securityholders delivered to the Company and the Trustee, the Company, when authorized by a Company Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Securityholders under this Indenture, provided that without the consent of the Holder of each Outstanding Security affected thereby, no such supplemental indenture shall,

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or any premium payable on the redemption thereof, or reduce the principal amount thereof or the calculation for the rate of interest payable thereon, or change the place of payment where, or the coin or currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

         (2) reduce the percentages in principal amount of the Outstanding Securities, the consent of whose Securityholders is required for any such supplemental indenture, or the consent of whose Securityholders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

         (3) modify any of the provisions of this Section, Section 413, or
Section 913, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

         (4) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Securityholders.

         It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 803.      Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 501) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 801(4)) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 804.      Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 805.      Effect on Senior Debt.

         No supplemental indenture shall adversely affect the rights of any holder of Senior Debt under Article Eleven without the consent of such holder.

SECTION 806.      Compliance with Trust Indenture Act.

         Every amendment to or of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

                                  ARTICLE NINE

                                    COVENANTS

SECTION 901.      Payment of Principal and Interest.

         The Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 902.      Maintenance of Office or Agency.

         The Company will maintain in Minneapolis or in St. Paul, Minnesota, an office or agency where documentation to transfer, exchange or surrender securities for payment may be presented and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location, of such office or agency. Until otherwise designated by the Company in a written notice to the Trustee, and if at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where documentation related to the Securities may be presented for any or all such purposes and may from time to time rescind such designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Minneapolis or St. Paul, Minnesota, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in the first paragraph of this instrument as an agency of the Company.

SECTION 903.      Money for Securities Payments to be Held in Trust.

         Whenever the Company shall have one or more Paying Agents, on or prior to each due date of the principal of (and premium, if any) or interest on any Securities, it will deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest on the Securities; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Unless otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust. The Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease, provided that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, may cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Minneapolis or Saint Paul, Minnesota, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 904.      Maintenance of Corporate Existence, Licensing and Rights.

         Subject to Article Seven hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and each Subsidiary, and all material rights, certificates, authorities, licenses, permits and approvals of any of them, and shall conduct its business in conformity with the requirements of such rights, certificates, authorities, licenses, permits and approvals provided that the Company shall not be required to preserve any such right, certificate, authority, license or permit if the Board of Directors of the Company shall reasonably and in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or of its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Securityholders.

SECTION 905.      Payment of Taxes and Assessments.

         The Company and each of its Subsidiaries will cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income or profits of the Company or any Subsidiary or upon property or any part thereof belonging to the Company or any Subsidiary before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof, provided that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been established.

SECTION 906. Maintenance of Properties, Insurance; Books and Records; Compliance with Law.

         (1) The Company and each of its Subsidiaries shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

         (2) The Company and each of its Subsidiaries shall cause all its properties (including leased properties) used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (2) shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Securityholders.

         (3) The Company and each of its Subsidiaries shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

         (4) The Company and each of its Subsidiaries shall comply with all statutes, laws, ordinances, or government rules and regulations, including rules, regulations and orders of governmental agencies, decrees, orders, injunctions, writs to which it is subject, noncompliance with which would adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

SECTION 907.      Limitation on Additional Indebtedness.

         The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or issue, directly or indirectly, or guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any Indebtedness, except for:

         (1) Indebtedness under the Securities and this Indenture;

         (2) Indebtedness of the Company and any Subsidiary not otherwise referred to in this Section 907 outstanding on the Issue Date (specifically including the full amount available to the Company or its Subsidiary pursuant to the loan agreements referred to in clause (i) of the definition of "Senior Debt" contained in Section 101 hereof);

         (3) Indebtedness (plus interest, premium, fees and other obligations associated therewith), that, immediately after giving pro forma effect to the incurrence thereof, (i) does not cause the ratio of Indebtedness to Consolidated Tangible Net Worth to exceed 4:1; (ii) does not cause the ratio of the sum of
(a) Securities Outstanding plus (b) all Parity Debt to Consolidated Tangible Net Worth to exceed 1:1; (iii) does not cause the ratio of cash and Cash Equivalents plus Inventory plus Contracts and Mortgages Receivable to Senior Debt to be less than 1.5:1; and (iv) does not cause the ratio of Consolidated Earnings Before Interest and Taxes plus Depreciation and Amortization to Consolidated Interest Expense plus the amount of principal payments on Indebtedness not secured by land or Contracts and Mortgages Receivable for the immediately preceding four full fiscal quarters or four times the most recent fiscal quarter for which financial statements are available, whichever is greater, to be less than 1.5:1; or

         (4) any deferrals, renewals, extensions, replacements, refinancings or refundings of, or amendments, modifications or supplements to, Indebtedness incurred under paragraph (3) above, whether involving the same or any other lender or creditor or group of lenders or creditors, provided that any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements (i) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented, (ii) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being renewed, extended, replaced, refinanced or refunded and (iii) shall be subordinated to the Securities at least to the extent and in the manner, if at all, that the Indebtedness being renewed, extended, replaced, refinanced or refunded is subordinated to the Securities.

SECTION 908.      Limitations on Restricted Payments.

         The Company shall not make and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment:

         (1) if at the time of such action an Event of Default shall have occurred and be continuing or with the lapse of time will occur, after giving effect to such Restricted Payment; or

         (2) if at the time, upon giving effect to such Restricted Payment, the Company could not incur at least $1.00 of Indebtedness pursuant to paragraph (3) of Section 907 hereof, or

         (3) if, immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made from the date of this Indenture, through and including the date of such Restricted Payment (the "Base Period") exceeds 50% of the audited Consolidated Net Income accumulated subsequent to December 31, 2002 as determined in accordance with the Company's audited financial statements as of the end of each fiscal year.

SECTION 909.      Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit, cause or suffer any Subsidiary of the Company to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliate or any Subsidiary of the Company, or any holder of 5% or more of any class of capital stock of the Company (each an "Affiliate Transaction"), except in good faith and on terms that are, in the aggregate, no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary.

SECTION 910. Limitation on Dividends and Other Payment Restrictions Affecting a Subsidiary/Restricted Subsidiary.

         If the Company or any Subsidiary of the Company, directly or indirectly, creates or otherwise causes or suffers to exist or become effective or enters into any agreement with any Person that would cause or create any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits owned by the Company or a Subsidiary of the Company, (b) make any loans or advances to, or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (i) the Securities or this Indenture, (ii) any restrictions existing under agreements in effect on the Issue Date, and (iii) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause
(i) or (ii) above, provided that the terms and conditions of such restrictions are not materially less favorable in the aggregate to the Securityholders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness being refinanced or replaced, such affected Subsidiary shall be deemed a "Restricted Subsidiary" for purposes of this Agreement.

SECTION 911.      Net Worth.

         The Company will at all times during the term of the Securities keep and maintain Consolidated Tangible Net Worth at an amount not less than Eight Million Dollars ($8,000,000) plus 25% of positive Consolidated Net Income earned after December 31, 2002, for any year that the Company elects to be taxed as an S Corp and 50% of positive Consolidated Net Income earned after December 31, 2002, for any year that the Company elects to be taxed as a C Corp.

SECTION 912.      Maintenance of Blue Sky Qualification.

         The Company will file and make such statements and reports and renewals of registration, and pay all fees applicable thereto, necessary in order and use its best efforts to continue to qualify the Securities for secondary market transactions in the various states in which the Securities were originally registered for sale until all of the Securities have been paid in full.

SECTION 913.      Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with the covenants set forth in Section 904 through 912, inclusive, if before the time for such compliance the Securityholders of at least two-thirds in aggregate principal amount of the Outstanding Securities shall, by Act of such Securityholders, either waive such compliance in such instance or generally waive compliance with such covenants, but no such waiver shall extend to or affect such covenant except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of such covenant shall remain in full force and effect.

                                  ARTICLE TEN

                            REDEMPTION OF SECURITIES

SECTION 1001.     Optional Redemption by the Company.

         The Securities may not be redeemed at the option of the Company prior to September 30, 2005. Thereafter the Securities may be redeemed at the option of the Company, in whole or in part, at a Redemption Price (expressed as a percentage of the principal amount redeemed) set forth below plus interest accrued to the Redemption Date, if redeemed during the 12-month period beginning September 30 of each of the following years:

                              Year            Redemption Price
                              ----            ----------------

                        Sept. 30, 2005              103%

                        Sept. 30, 2006              102%

                        Sept. 30, 2007              101%

                        Sept. 30, 2008               Par

                        Sept. 30, 2009               Par

SECTION 1002.     Redemption upon the Occurrence of a Change of Control.

         (1) As a condition precedent to any Change in Control, each Holder shall have the right (a "Change in Control Repurchase Right"), at the Holder's option, but subject to the provisions of this Section 1002(1), to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to the provisions set forth below (provided that no single Securities may be repurchased in part unless the portion of the principal amount of such Securities to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof) on the date on which the Change of Control occurs (the "Change of Control Repurchase Date") at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest to, but excluding, the Change in Control Repurchase Date (the "Change in Control Repurchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (3) of this
Section 1002.

         (2) Within at least 30 Business Days prior to the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Repurchase Notice (as defined below) to be completed by the Holder and shall state:

                  (a) the anticipated date of such Change in Control and, briefly, the events causing such Change in Control;

                  (b) the date by which the Change in Control Repurchase Notice pursuant to this Section must be given;

                  (c) the Change in Control Repurchase Date;

                  (d) the Change in Control Repurchase Price;

                  (e) the name and address of the Paying Agent;

                  (f) the procedures that the Holder must follow to exercise rights under this Section; and

                  (g) the procedures for withdrawing a Change in Control Repurchase Notice, including a form of notice of withdrawal.

         If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

         (3) A Holder may exercise its rights specified in subsection (1) of this Section upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Repurchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Repurchase Date.

         The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Repurchase Price therefor.

         The Company shall purchase from the Holder thereof, pursuant to this Section, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to this Section 1002 also apply to the purchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Repurchase Notice contemplated by this subsection (3) shall have the right to withdraw such Change in Control Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with subsection 4 below.

         A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Notice or written withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

         (4) Upon receipt by any Paying Agent of the Change in Control Repurchase Notice specified above, the Holder of the Security in respect of which such Change in Control Repurchase Notice was given shall (unless such Change in Control Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Repurchase Price with respect to such Security. Such Change in Control Repurchase Price shall be paid to such

Holder promptly following the later of (a) the Change in Control Repurchase Date with respect to such Security (provided the conditions set forth above have been satisfied) and (b) if applicable, the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by subsection 3.

         Change in Control Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Repurchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

         (5) On or before 11:00 a.m., Minneapolis time, on the Change in Control Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Repurchase Date. The manner in which the deposit required by this Section is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Repurchase Date.

         If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Repurchase Price of any Security for which a Change in Control Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Repurchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Repurchase Date.

         (6) To the extent that the aggregate amount of cash deposited by the Company pursuant to the provisions set forth above exceeds the aggregate Change in Control Repurchase Price together with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

SECTION 1003.     Mandatory Sinking Fund Redemption.

         Beginning on September 30, 2006 and annually thereafter, the Company shall make a sinking fund payment to the Trustee in an amount equal to twenty percent (20%) of the original aggregate principal amount of the Securities sold in the offering. Any redemption of Securities by the Company pursuant to Section 1004 and Article Twelve and any purchases of the Securities by the Company on the open market will be credited toward the Company's required sinking fund payments to be made pursuant to this provision. The Redemption Price for the Securities redeemed pursuant to this Section shall be equal to the principal amount of the Securities to be redeemed plus interest accrued but unpaid to the Redemption Date.

SECTION 1004.     Mandatory Redemption Pursuant to Put Provision.

         (1) Following the one-year anniversary of the initial Closing Date of the offering of the Securities, Doughtery & Company LLC, on behalf of the Securityholders, shall have the right to require the Company to redeem annually up to $500,000 aggregate principal amount of Securities tendered by Dougherty & Company LLC. The Redemption Price for the Securities pursuant to this Section shall be equal to the principal amount of the Securities to be redeemed plus interest accrued but unpaid to the Redemption Date. This redemption right shall be noncumulative. Securities redeemed by the Company pursuant to this Section will be applied and credited to the Company's required sinking fund payments under Section 1003. The aggregate principal amount of any Securities purchased by the Company on the open market will be credited toward the Company's redemption obligations set forth herein.

         (2) In case of any redemption at the election of Dougherty & Company LLC pursuant to this Section, at least thirty (30) days prior to the Redemption Date, Dougherty & Company LLC shall notify the Trustee and the Company of such Redemption Date and of the aggregate principal amount of the securities held by Dougherty & Company LLC to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to identify the Securities to be redeemed.

SECTION 1005.     Applicability of Article.

         Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, or any supplement hereto shall be made in accordance with such provisions and this Article, provided that no Redemption shall be made under this Article during any period in which an Event of Default, or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

SECTION 1006.     Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities pursuant to
Section 1001 shall be evidenced by a Company Resolution. In case of any redemption at the election of the Company of less than all the Securities, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), the Company shall notify the Trustee of such Redemption Date and of the aggregate principal amount of the Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1007.

SECTION 1007.     Selection by Trustee of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed under Sections 1001 or 1003, the Securities shall be redeemed on a pro rata basis. If such pro rata redemption of the Securities would leave any Securityholder with an aggregate outstanding principal amount of Securities of less than $1,000 then all of the Securities held by such Securityholder shall be redeemed.

         The Trustee shall promptly notify the Company and the Securities Registrar in writing of the Securities to be redeemed and, in the case of any Securities to be partially redeemed, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1008.     Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address appearing in the Securities Register.

         All notices of redemption shall state:

         (1) the Redemption Date,

         (2) the Redemption Price,

         (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

         (4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Securities to be redeemed and that interest thereon will cease to accrue on and after said date, and

         (5) the place or places where documentation regarding redemption of such Securities is to be submitted for payment of the Redemption Price.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, upon Company Request, by the Trustee in the name and at the expense of the Company.

SECTION 1009.     Deposit of Redemption Price.

         On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent in immediately available funds an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.

SECTION 1010.     Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall become, on the Redemption Date, due and payable at the Redemption Price therein specified, and on and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Securities for redemption in accordance with said notice, such Securities shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date, exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, which shall be payable to the Securityholders of such Security, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 207.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

                                 ARTICLE ELEVEN

                           SUBORDINATION OF SECURITIES

SECTION 1101.     Agreement to Subordinate.

         The Company covenants and agrees, and each Holder of Securities by such Holder's acceptance thereof (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly subordinated, and junior to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

SECTION 1102.     Distribution of Assets, Etc.

         Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or upon any acceleration or maturity of the Securities or otherwise:

         (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon, or adequate provisions shall be made for such payment, before the Securityholders of the Securities are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the Indebtedness evidenced by the Securities; and

         (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Securityholders of the Securities or the Trustee would be entitled except for the provisions of this Article Eleven shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt which may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt.

SECTION 1103.     No Payment to Securityholders if Senior Debt is in Default.

         (1) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Debt before any payment is made on account of the principal of (or premium, if any) or interest on the Securities or to acquire any of the Securities.

         (2) Upon the happening of an event of default with respect to any Senior Debt, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of (or premium, if any) or interest on such Senior Debt, upon written notice thereof given to the Company and the Trustee by the holder or holders of such Senior Debt or their representative or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal (or premium, if any) or interest on the Securities or to acquire any of the Securities.

SECTION 1104.     Subrogation.

         Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of Senior Debt, and the Securityholders of the Securities, no such payment or distribution made to the holders of Senior Debt by virtue of this Article Eleven which otherwise would have been made to the Holders of the Securities shall be deemed to be a payment by the Company on account of the Senior Debt, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 1105.     Obligation of Company Unconditional.

         Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercises of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee and the Securityholders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Securityholders of the Securities for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness or the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 1106.     Payments on Securities Permitted.

         Nothing contained in this Article Eleven or elsewhere in this Indenture, or in any of the Securities, shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding-up, liquidation of reorganization proceeding, and except during the continuance of any event of default specified in Section 1103 (not cured or waived), payments at the Stated Maturity of principal (or premium, if any) or interest on the Securities, or (b) prevent the application by the Trustee or any Paying Agent of any moneys held by the Trustee or such Paying Agent, in trust for the benefit of the Securityholders of Securities as to which notice of redemption shall have been mailed or published at least once prior to the happening of an event of default specified in Section 1103, to the payment of or on account of the principal of (and premium, if any) and interest on such Securities, (c) prevent the application by the Trustee or any Paying Agent of any moneys deposited prior to the happening of any event of default specified in Section 1103, with the Trustee or such Paying Agent in trust for the purpose of paying a specified installment or installments of interest on the Securities, to the payment of such installments of interest on the Securities, or (d) prevent the application by the Trustee of the proceeds of the Key-man Insurance in accordance with Sections 1302 and 1303.

SECTION 1107.     Effectuation of Subordination by Trustee.

         Each Holder of Securities, by such Holder's acceptance thereof, authorizes and directs the Trustee in such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 1108.     Knowledge of Trustee.

         Notwithstanding the provisions of this Article Eleven or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof, within one business day prior to the relevant payment date, from the Company, any Holder, any Paying Agent or the holder or representative or any class of Senior Debt.

SECTION 1109.     Rights of Holders of Senior Debt Not Impaired.

         No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 1110.     Trustee Not Fiduciary for Holders of Senior Debt.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith pay over or distribute to the Securityholders of the Securities, to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 1111.     Rights of Trustee as Holder of Senior Debt.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 1112.     Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

SECTION 1113.     Rights and Obligations Subject to Power of Court.

         The rights of the holders of Senior Debt and the obligations of the Trustee and the Securityholders set forth in this Article Eleven are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Securities and the Securityholders thereof by a plan or reorganization under applicable bankruptcy law.

                                 ARTICLE TWELVE

                     REDEMPTION OPTION UPON DEATH OF HOLDER

SECTION 1201.     Redemption Option Upon Death of Holder.

         Upon the death of any Holder of a Security or Securities, the Company shall be required to redeem at par up to $20,000 principal amount of, together with interest accrued to the Redemption Date on, all or such part (in integral multiples of $1,000) of the Securities held by the deceased Holder of such Securities at the date of such Holder's death, as requested in the manner, and subject to the limitations, set forth below. Redemption of such Securities shall be made within 30 days following the receipt by the Company or the Trustee of the following:

         (1) a written request for redemption of the Security signed by a duly authorized representative of the deceased Holder, which request shall set forth the name of the deceased Holder, the date of death of the deceased Holder and the principal amount of the Securities to be redeemed; and

         (2) evidence satisfactory to the Trustee and the Company of the death of such deceased Holder and the authority of the representative to the extent as may be required by Trustee.

The Securities held by the deceased Holder shall not be entitled to redemption pursuant to this Section unless each of the following conditions are met:

         (1) the Securities to be redeemed have been registered on the Security Register in the deceased Holder's name since their Date of Issue or for a period of at least six months prior to the date of the deceased Holder's death, whichever is less;

         (2) either the Company or the Trustee has been notified in writing of the request for redemption within 180 days after the date of the deceased Holder's death; and

         (3) not more than $100,000 principal amount of Securities (including those subject to the particular redemption request) have been redeemed from Holders in the past twelve months pursuant to this Section 1201.

         Authorized representatives of a Holder shall include only the following: executors, administrators or other legal representatives of an estate; trustee of a trust; joint owners of Securities owned in joint tenancy or tenancy by the entirety; custodians; conservators; guardians; attorneys-in-fact; and other persons generally recognized as having legal authority to act on behalf of another.

         For purposes of this Article Twelve the death of a person owning a Security in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder of the Security, and the entire principal amount of the Security so held (up to $20,000) shall be subject to redemption in accordance with the provisions of this Article Thirteen. For purposes of this Article Twelve, the death of a person owning a Security by tenancy in common shall be deemed the death of a Holder of a Security only with respect to the deceased Holder's interest in the Security so held (up to $20,000) by tenancy in common; except that in the event a Security is held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder of the Security, and the entire principal amount of the Security so held shall be subject to redemption in accordance with the provisions of this Article Twelve. A Person who, during his or her lifetime, was entitled to substantially all of the beneficial interest of ownership of a Security will, upon such person's death, be deemed the Holder thereof for purposes of this Article Twelve regardless of the registered Holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife, and trust arrangement where one person has substantially all of the beneficial ownership interest in the Security during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Security and the right to receive the proceeds therefrom, as well as interest and principal payment with respect thereto.

SECTION 1202.     Redemption of Securities.

         Within 30 days after the receipt of the Company or the Trustee of any request for redemption of the Securities (or any portion thereof) duly made pursuant to section 1201, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to repay the principal amount of all Securities which are to be redeemed, together with interest accrued thereon to the Redemption Date, exclusive of installments of interest with a Stated Maturity on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the registered Holders of the Securities on the relevant Record Dates in accordance with Section 307. The Securities so to be redeemed shall become due and payable on the Redemption Date with respect to each such Security at the amount to be repaid as provided above and from and after the Redemption Date (unless the Company shall default in such repayment) such Security shall cease to bear interest.

         Immediately upon deposit with the Trustee or with a Paying Agent of the amounts as provided above with respect to each Security (or portion thereof), the Company shall cause such Security (or portion thereof) to be repaid. Installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Record Dates according to their terms and the provisions of Section 307.

         If any Security duly requested to be repaid shall not be repaid upon the Redemption Date, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

         No premium shall be payable by the Company upon redemptions of Securities pursuant to this Article Twelve.

         If all or any portion of the Securities otherwise eligible for redemption under this Article Thirteen are not so repurchased because of the $100,000 limitation of Section 1201, such unredeemed amount shall be subject to redemption in the first month thereafter in which such Securities would then be so eligible.

                                ARTICLE THIRTEEN

                                KEY-MAN INSURANCE

SECTION 1301.     Delivery and Maintenance of Policy.

         The Company shall obtain and deliver to the Trustee, for the benefit of the Securityholders, a life insurance policy from an insurer acceptable to the Trustee insuring the life of Philip Taylor in the amount of $2,000,000 on which the Securityholders are the beneficiaries and payees. The Company shall also deliver to the Trustee for the benefit of the Securityholders, an agreement to assign to the Trustee upon the redemption and discharge of all of the 1995 Debentures the life insurance policy insuring the life of Philip Taylor in the amount of $1,000,000 on which the 1995 Debentureholders are the current beneficiaries and payees (collectively, with the $2,000,000 policy, the "Key-man Insurance"). The Company shall maintain the Key-man Insurance in full force and effect throughout the term of the Securities and this Indenture.

SECTION 1302.     Distribution of Insurance Proceeds.

         (1) In the event of the death of Philip Taylor, the proceeds of the policies referred to in Section 1301 shall be immediately distributed by the Trustee to the Securityholders on a pro rata basis provided that if distribution of the proceeds on a pro rata basis would leave any Securityholder with an aggregate outstanding principal amount of Securities of less then $1,000 then all of the Securities held by such Securityholder shall be redeemed. Upon payment in full of the principal and interest on all of the Securities, the Trustee shall distribute any Insurance Proceeds, not otherwise distributed in accordance hereof, to the Company.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        TAYLOR INVESTMENT CORPORATION


                                        By
                                           -------------------------------------
                                        Its President and
                                        Chief Executive Officer

                                        U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee


                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                    EXHIBIT A
                           [FORM OF FACE OF SECURITY]

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]*







         *This paragraph should be included only if the Security is a Global Security.

                          TAYLOR INVESTMENT CORPORATION



CUSIP: _______________                                            R-____________

                    SENIOR SUBORDINATED ADJUSTABLE RATE NOTES

         Taylor Investment Corporation, a Minnesota corporation (the "Company," which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to __________________________, or registered assigns, the principal sum of _____________________________ Dollars ($__________) on _______________, 2010 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security.]*

         Interest Payment Dates: March 31, June 30, September 30 and
December 31.

         Record Dates: March 15, June 15, September 15 and December 15.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TAYLOR INVESTMENT CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
Attest:

By:
    ------------------------------------
    Name:
         -------------------------------
    Title:
          ------------------------------

Dated:
       ---------------------------------

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as
    Trustee

By:
    ------------------------------------
Authorized Signatory



*This phrase shall be included only if the Security is a Global Security.

                       [FORM OF REVERSE SIDE OF SECURITY]

                          TAYLOR INVESTMENT CORPORATION
                    SENIOR SUBORDINATED ADJUSTABLE RATE NOTES

         1.       INTEREST

         Taylor Investment Corporation, a Minnesota corporation (the "Company," which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at an initial rate equal to the greater of 8.00% per annum or Prime Rate plus 3.00% determined on the Initial Closing Date. Thereafter, the initial interest rate will be re-set quarterly (starting on September 30, 2002) to equal the greater of 8.00% per annum or Prime Rate plus 3.00%. Notwithstanding anything to the contrary in this Security, the interest rate payable on this Security shall not exceed 14.00% per annum. The Company shall pay interest quarterly on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2002. Interest on the Securities shall accrue from the Closing Date or, with respect to Securities sold after an Interest Payment Date, the most recent date to which interest has been paid; PROVIDED, HOWEVER, that if there is not an existing default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2.       METHOD OF PAYMENT

         The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on March 15, June 15, September 15 and December 15, as the case may be, next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         3.       PAYING AGENT, REGISTRAR AND CONVERSION AGENT

         Initially, U.S. Bank National Association (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent and Securities Registrar. The Company may change any Paying Agent or Securities Registrar without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

         4.       INDENTURE, LIMITATIONS

         This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Subordinated Adjustable Rate Notes (the "Securities"), issued under an Indenture dated as of _______________, 2002

(together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

         5.       REDEMPTION

         (a) The Securities may not be redeemed at the option of the Company prior to September 30, 2005. Thereafter, the Securities may be redeemed at the option of the Company, in whole or in part, at a Redemption Price (expressed as a percentage of the principal amount redeemed) set forth below plus interest accrued to the Redemption Date, if redeemed during the 12-month period beginning September 30 of each of the following years:

                           Year               Redemption Price
                           ----               ----------------

                      Sept. 30, 2005                103%

                      Sept. 30, 2006                102%

                      Sept. 30, 2007                101%

                      Sept. 30, 2008                 Par

                      Sept. 30, 2009                 Par

         (b) Beginning on September 30, 2006 and annually thereafter, the Company shall make a sinking fund payment to the Trustee in an amount equal to twenty percent (20%) of the original aggregate principal amount of the Securities. Any redemption of Securities by the Company pursuant to subsection 5(c) and (d) below and any purchases of the Securities by the Company on the open market will be credited toward the Company's required sinking fund payments to be made pursuant to this provision. The Redemption Price for the Securities redeemed pursuant to this Section shall be equal to the principal amount of the Securities to be redeemed plus interest accrued but unpaid to the Redemption Date.

         (c) Following the one-year anniversary of the initial closing date of the offering of the Securities, Doughtery & Company LLC, on behalf of the Securityholders, shall have the right to require the Company to redeem annually up to $500,000 aggregate principal amount of Securities tendered by Dougherty & Company LLC. The Redemption Price for the Securities pursuant to this subsection shall be equal to the principal amount of the Securities to be redeemed plus interest accrued but unpaid to the Redemption Date. This redemption right shall be noncumulative. Securities redeemed by the Company pursuant to this subsection will be applied and credited to the Company's required sinking fund payments under subsection (b) above. The aggregate principal amount of any Securities purchased by the Company on the open market will be credited toward the Company's redemption obligation set forth herein. Dougherty & Company LLC shall follow the procedures set forth in the Indenture for exercising this right.

         (d) Upon the death of any Holder of a Security or Securities, the Company shall be required to redeem at par up to $20,000 principal amount of, together with interest accrued to the Redemption Date on, all or such part (in integral multiples of $1,000) the Securities held by the deceased Holder of such Securities at the date of such Holder's death, as requested in the manner, and the subject to the limitations, set forth in the Indenture.

         6.       NOTICE OF REDEMPTION

         The applicable notice of redemption will be provided in accordance with the terms of the Indenture. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Securities or portions of them called for redemption.

         7.       PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN
                  CONTROL

         Subject to the terms and conditions of the Indenture and at the option of the Holder, following the occurrence of a Change in Control, the Company shall become obligated to purchase all of such Holder's Securities, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, as a condition precedent to any Change in Control at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest to, but excluding, the Change in Control Repurchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

         8.       SUBORDINATION

         The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash of all Senior Debt. Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Debt described in the Indenture, the Senior Debt shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Debt or any extension or renewal of the Senior Debt.

         9.       DENOMINATIONS, TRANSFER, EXCHANGE

         The Securities are in registered form without coupons in minimum denominations of $5,000 and $1,000 increments thereafter. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The

Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

         10.      PERSONS DEEMED OWNERS

         The Holder of a Security may be treated as the owner of it for all purposes.

         11.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

         12.      AMENDMENT, SUPPLEMENT AND WAIVER

         Notwithstanding the consent and related provisions in the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

         13.      SUCCESSOR CORPORATION

         When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

         14.      DEFAULTS AND REMEDIES

         If an Event of Default occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides such declaration and its consequences may, in certain circumstances, be annulled by the Holders of a majority in principal amount of outstanding Securities.

         15.      TRUSTEE DEALINGS WITH THE COMPANY

         U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

         16.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

         17.      AUTHENTICATION

         This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

         18.      ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

         19.      INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to principles of conflicts of law.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Taylor Investment Corporation, 43 Main Street, S.E., Suite 506, Minneapolis, MN 55414,
Attn: Chief Financial Officer.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

                                        Your Signature:


Date:
      ----------------------------      ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

*Signature guaranteed by:


By:
    ------------------------------







-----------------------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.

                      SCHEDULE OF EXCHANGES OF SECURITIES*

         The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

 PRINCIPAL AMOUNT
   OF THIS GLOBAL
SECURITY FOLLOWING     AUTHORIZED      AMOUNT OF DECREASE     AMOUNT OF INCREASE
SUCH DECREASE DATE    SIGNATORY OF        IN PRINCIPAL           IN PRINCIPAL
 OF EXCHANGE (OR       SECURITIES        AMOUNT OF THIS         AMOUNT OF THIS
    INCREASE)          CUSTODIAN         GLOBAL SECURITY       GLOBAL SECURITY
------------------    ------------     ------------------     ------------------















*This schedule should be included only if the Note is issued in global form.

            OPTION TO ELECT REPURCHASE UPON A CHANGE IN CONTROL OR ON
                                 SPECIFIC DATES

To:      Taylor Investment Corporation

         The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Taylor Investment Corporation (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.


Date:
      -------------------------         ----------------------------------------


                                        ----------------------------------------
                                           Signature(s)

                                           Signature(s) must be guaranteed by a
                                           qualified guarantor institution with
                                           membership in an approved signature
                                           guarantee program pursuant to Rule
                                           17Ad-15 under the Securities Exchange
                                           Act of 1934.


                                        ----------------------------------------
                                           Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

----------------------------------------


NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.